Exhibit 99.1

Selective Reports Strong Results for the Third Quarter of 2019 - Net Income per Diluted Share of $0.93;
Non-GAAP Operating Income1 per Diluted Share of $0.97;
Dividend Increase of 15%, to $0.23 per share

In the third quarter of 2019:

•	Net premiums written ("NPW") increased 4%

•	GAAP combined ratio was 95.2%

•	After-tax net investment income was up 6%, to $45 million

•	Annualized return on equity ("ROE") was 10.7% and non-GAAP operating ROE[1] was 11.2%

Branchville, NJ - October 30, 2019 - Selective Insurance Group, Inc. (NASDAQ: SIGI) today reported its financial results for the third quarter ended September 30, 2019. The company reported net income per diluted share of $0.93, in line with the same quarter a year ago. Non-GAAP operating income1 per diluted share was $0.97, compared to $0.99 a year ago. The third quarter results were impacted by: (i) higher than expected levels of non-catastrophe property losses of $5 million, after-tax, or $0.09 per diluted share; and (ii) employee-related severance costs of $3 million after-tax, which were split between underwriting and corporate expenses, that accounted for $0.05 per diluted share. On a year-to-date basis, non-catastrophe property losses were in-line with expected levels.

"In the third quarter we generated a 95.2% GAAP combined ratio, or 91.5% excluding catastrophe losses," said Gregory E. Murphy, Chairman and Chief Executive Officer. "Our annualized non-GAAP operating ROE1 for the quarter was 11.2%, and on a year-to-date basis was 12.3%, which is in-line with our 2019 financial target of 12%, a strong testament to the successful execution of our strategic initiatives."

Mr. Murphy continued, "Net premiums written increased 4%, driven by solid 6% growth in our Standard Commercial Lines segment, partially offset by lower Standard Personal Lines and Excess and Surplus Lines premiums. Overall renewal pure price increases were up 3.7%, in-line with expected claims loss trend, while maintaining stable retention. We remain focused on investing in our core competitive advantages, which include our relationships with our 'ivy-league' distribution partners, sophisticated underwriting tools, and the superior experience we provide to our customers and agents through our best-in-class employees. Despite the ongoing 'low for longer' interest rate environment, after-tax net investment income increased 6% in the quarter, to $45 million, due to a higher average invested asset base that was driven by strong cash flows from operations that were 22% of NPW in the quarter."

As a result of ongoing excellent financial performance, Selective's Board of Directors declared a 15% increase in the quarterly cash dividend on common stock, to $0.23 per share, that is payable December 2, 2019, to stockholders of record as of November 15, 2019.

Operating Highlights

Consolidated Financial Results	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ and shares in millions, except per share data	2019		2018			2019		2018
Net premiums written	$676.9		651.7	4%		$2,051.3		1,931.5	6%
Net premiums earned	653.6		614.3	6		1,928.8		1,810.9	7
Net investment income earned	55.8		52.4	6		164.9		141.2	17
Net realized and unrealized (losses) gains, pre-tax	(2.2)		(4.8)	54		15.3		(17.0)	190
Total revenues	710.4		664.5	7		2,117.6		1,943.1	9
Net underwriting income, after-tax	24.7		26.1	(5)		86.5		59.9	45
Net investment income, after-tax	45.4		42.9	6		134.3		116.3	16
Net income	56.2		55.4	1		189.8		133.2	42
Non-GAAP operating income[1]	58.8		59.2	(1)		181.9		146.6	24
Combined ratio	95.2%		94.6	0.6	pts	94.3%		95.8	(1.5)	pts
Loss and loss expense ratio	60.9		61.7	(0.8)		60.5		62.5	(2.0)
Underwriting expense ratio	34.1		32.5	1.6		33.6		33.0	0.6
Dividends to policyholders ratio	0.2		0.4	(0.2)		0.2		0.3	(0.1)
Catastrophe losses	3.7	pts	4.6	(0.9)		3.9	pts	4.0	(0.1)
Non-catastrophe property losses and loss expenses[2]	16.7		16.4	0.3		16.1		17.2	(1.1)
(Favorable) prior year reserve development on casualty lines	(2.1)		(2.0)	(0.1)		(2.1)		(1.3)	(0.8)
Net income per diluted share	$0.93		0.93	—%		$3.16		2.23	42%
Non-GAAP operating income per diluted share[1]	0.97		0.99	(2)		3.02		2.46	23
Weighted average diluted shares	60.1		59.7	1		60.0		59.6	1
Book value per share	$35.98		29.52	22		35.98		29.52	22

Overall Insurance Operations

For the quarter, overall NPW growth was 4%, driven by standard commercial lines growth of 6%. The GAAP combined ratio was 95.2%, which generated 4.7 points of annualized ROE.

Standard Commercial Lines Segment

Standard Commercial Lines premiums, which represented 79% of total net premiums written in the quarter, were up 6% over last year. This growth reflects strong renewal pure price increases of 3.5%, retention of 84%, and an increase in new business of 7%, to $97 million. Our excellent third quarter combined ratio of 94.2% reflected solid renewal price increases relative to expected claim trend as well as the items in the table below. The favorable prior year casualty reserve development was driven by the workers compensation and general liability lines of business.

Standard Commercial Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2019		2018			2019		2018
Net premiums written	$532.9		502.3	6%		$1,637.0		1,526.3	7%
Net premiums earned	515.2		481.1	7		1,519.0		1,422.4	7
Combined ratio	94.2%		94.5	(0.3)	pts	93.9%		94.8	(0.9)	pts
Loss and loss expense ratio	59.0		60.5	(1.5)		59.0		60.4	(1.4)
Underwriting expense ratio	35.0		33.5	1.5		34.6		34.0	0.6
Dividends to policyholders ratio	0.2		0.5	(0.3)		0.3		0.4	(0.1)
Catastrophe losses	2.9	pts	4.6	(1.7)		3.4	pts	3.7	(0.3)
Non-catastrophe property losses and loss expenses[2]	14.9		13.9	1.0		14.1		14.6	(0.5)
(Favorable) prior year reserve development on casualty lines	(3.1)		(3.7)	0.6		(2.8)		(2.5)	(0.3)

Standard Personal Lines Segment

Standard Personal Lines premiums, which represented 12% of total net premiums written in the quarter, were down 4% in the quarter, driven by a 22% reduction in new business reflecting an increasingly competitive marketplace. Renewal pure price increases averaged 5.0% and retention was 83%. The combined ratio in the third quarter was 100.8%, up 4.9 points from a year ago, driven by the items in the table below. The unfavorable prior year casualty reserve development was driven by a modest reserve increase in the personal auto line of business.

Standard Personal Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2019		2018			2019		2018
Net premiums written	$81.6		84.7	(4)%		$233.7		236.5	(1)%
Net premiums earned	76.7		77.2	(1)		231.2		227.1	2
Combined ratio	100.8%		95.9	4.9	pts	96.9%		97.2	(0.3)	pts
Loss and loss expense ratio	71.4		68.2	3.2		68.5		69.3	(0.8)
Underwriting expense ratio	29.4		27.7	1.7		28.4		27.9	0.5
Catastrophe losses	10.3	pts	7.1	3.2		7.8	pts	8.0	(0.2)
Non-catastrophe property losses and loss expenses[2]	32.8		36.5	(3.7)		34.1		35.4	(1.3)
Unfavorable prior year reserve development on casualty lines	2.6		—	2.6		0.9		—	0.9

Excess and Surplus Lines Segment

Excess and Surplus Lines premiums, which represented 9% of total net premiums written in the quarter, decreased 3% in the quarter, driven by a 28% decrease in new business. Over the past few years, we have focused on numerous profitability initiatives that included targeted price increases, business mix shifts, modifying certain underwriting standards, and the decision to exit specific underperforming classes of business, while entering into new distribution relationships. The combined ratio for the third quarter was 96.9%, a 3.2-point increase driven by the factors outlined in the table below.

Excess and Surplus Lines	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2019		2018			2019		2018
Net premiums written	$62.4		64.6	(3)%		$180.6		168.6	7%
Net premiums earned	61.7		56.1	10		178.7		161.4	11
Combined ratio	96.9%		93.7	3.2	pts	94.7%		103.0	(8.3)	pts
Loss and loss expense ratio	64.5		63.2	1.3		62.5		71.0	(8.5)
Underwriting expense ratio	32.4		30.5	1.9		32.2		32.0	0.2
Catastrophe losses	2.4	pts	1.0	1.4		2.4	pts	1.7	0.7
Non-catastrophe property losses and loss expenses[2]	11.4		10.0	1.4		9.6		13.7	(4.1)
Unfavorable prior year reserve development on casualty lines	—		10.7	(10.7)		—		7.4	(7.4)

Investments Segment

Net investment income, after-tax, in the third quarter was up 6% in the quarter, to $45 million, due to a higher average invested asset base which was driven by: (i) strong cash flows from operations that were 22% of NPW in the quarter; and (ii) the $106 million of net proceeds from our 5.375% senior notes issuance in the first quarter of 2019. The after-tax earned income yield on the portfolio averaged 2.8% in the quarter, while invested assets per dollar of stockholders' equity were $3.07 at September 30, 2019.

Investments	Quarter ended September 30,		Change		Year-to-Date September 30,		Change
$ in millions, except per share data	2019	2018			2019	2018
Net investment income earned, after-tax	$45.4	42.9	6%		$134.3	116.3	16%
Net investment income per share	0.76	0.72	6		2.24	1.95	15
Effective tax rate	18.7%	18.2	0.5	pts	18.6%	17.7	0.9	pts
Average yields:
Fixed income securities:
Pre-tax	3.5%	3.5	—	pts	3.6%	3.3	0.3	pts
After-tax	2.8	2.8	—		2.9	2.8	0.1
Portfolio:
Pre-tax	3.4	3.6	(0.2)		3.5	3.3	0.2
After-tax	2.8	3.0	(0.2)		2.9	2.7	0.2
Annualized ROE contribution	8.6	10.0	(1.4)		9.1	9.0	0.1

Balance Sheet

$ in millions, except per share data	September 30, 2019	December 31, 2018	Change
Total assets	$8,719.4	7,952.7	10%
Total investments	6,551.7	5,960.7	10
Long-term debt	550.7	439.5	25
Stockholders’ equity	2,137.4	1,791.8	19
Invested assets per dollar of stockholders’ equity	3.07	3.33	(8)
Book value per share	35.98	30.40	18

Book value per share increased 18% year-to-date, driven by $3.16 of net income per diluted share and $2.94 of net unrealized gains on our fixed income securities portfolio per share, partially offset by $0.60 of dividends paid to shareholders.

Guidance
After three quarters of results, our full-year expectations are as follows:

•	GAAP combined ratio, excluding catastrophe losses, of 91.0%. This assumes no fourth quarter prior-year casualty reserve development;

•	Catastrophe losses of 3.5 points;

•	After-tax net investment income of $180 million, which includes $14 million of after-tax net investment income from our alternative investments;

•
An overall effective tax rate of approximately 19%, which includes an effective tax rate of 18.5% for net investment income, reflecting a tax rate of 5.25% for tax-advantaged municipal bonds and a tax rate of 21% for all other items; and

•	Weighted average shares outstanding of 60 million.

The supplemental investor package, including financial information that is not part of this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 9:00 a.m. ET, on Thursday, October 31, 2019 at www.Selective.com. The webcast will be available for rebroadcast until the close of business on November 4, 2019.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. is a holding company for 10 property and casualty insurance companies rated "A" (Excellent) by A.M. Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program’s Write Your Own Program. Selective’s unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in the Fortune 1000 and being named one of "America's Best Mid-Size Employers" by Forbes Magazine. For more information about Selective, visit www.Selective.com.

1Reconciliation of Net Income to Non-GAAP Operating Income and Certain Other Non-GAAP Measures
Non-GAAP operating income, non-GAAP operating income per diluted share, and non-GAAP operating return on equity differ from net income, net income per diluted share, and return on equity, respectively, by the exclusion of: (i) after-tax net realized and unrealized gains and losses on investments; and (ii) after-tax debt retirement costs.  They are used as important financial measures by management, analysts, and investors, because the realization of net investment gains and losses on sales of securities in any given period is largely discretionary as to timing.  In addition, these net realized investment gains and losses, other-than-temporary investment impairments that are charged to earnings, unrealized gains and losses on equity securities, and the debt retirement costs could distort the analysis of trends.  These operating measurements are not intended as a substitute for net income, income per share, or return on equity prepared in accordance with U.S. generally accepted accounting principles (GAAP).  Reconciliations of net income, net income per diluted share, and return on equity to non-GAAP operating income, non-GAAP operating income per diluted share, and non-GAAP operating return on equity, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income to Non-GAAP Operating Income

$ in millions	Quarter ended September 30,		Year-to-Date September 30,
	2019	2018	2019	2018
Net income	$56.2	55.4	189.8	133.2
Net realized and unrealized losses (gains), before tax	2.2	4.8	(15.3)	17.0
Debt retirement costs, before tax	—	—	4.2	—
Tax on reconciling items	0.4	(1.0)	3.2	(3.6)
Non-GAAP operating income	$58.8	59.2	181.9	146.6
Reconciliation of Net Income per Diluted Share to Non-GAAP Operating Income per Diluted Share

	Quarter ended September 30,		Year-to-Date September 30,
	2019	2018	2019	2018
Net income per diluted share	$0.93	0.93	3.16	2.23
Net realized and unrealized losses (gains), before tax	0.04	0.08	(0.26)	0.28
Debt retirement costs, before tax	—	—	0.07	—
Tax on reconciling items	—	(0.02)	0.05	(0.05)
Non-GAAP operating income per diluted share	$0.97	0.99	3.02	2.46

Reconciliation of Return on Equity to Non-GAAP Operating Return on Equity

	Quarter ended September 30,		Year-to-Date September 30,
	2019	2018	2019	2018
Annualized Return on Equity	10.7%	12.9	12.9	10.3
Net realized and unrealized losses (gains), before tax	0.4	1.1	(1.0)	1.3
Debt retirement costs, before tax	—	—	0.3	—
Tax on reconciling items	0.1	(0.2)	0.1	(0.3)
Annualized Non-GAAP Operating Return on Equity	11.2%	13.8	12.3	11.3

Note: Amounts in the tables above may not foot due to rounding.

2 Non-catastrophe property losses and the non-catastrophe property loss ratios now include loss expenses. All prior periods presented have been updated to reflect this change.

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future operations and performance.

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Factors that could cause our actual results to differ materially from those projected, forecasted, or estimated by us in forward-looking statements, include, but are not limited to:

•	difficult conditions in global capital markets and the economy;

•	deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and fluctuations in interest rates;

•	ratings downgrades could affect investment values and, therefore, statutory surplus;

•	the adequacy of our loss reserves and loss expense reserves;

•
the frequency and severity of natural and man-made catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, including cyber-attacks, explosions, severe winter weather, floods, and fires;

•	adverse market, governmental, regulatory, legal, or judicial conditions or actions;

•	the concentration of our business in the Eastern Region;

•	the cost and availability of reinsurance;

•	our ability to collect on reinsurance and the solvency of our reinsurers;

•	the impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;

•	uncertainties related to insurance premium rate increases and business retention;

•	changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;

•	the effects of data privacy or cyber security laws and regulations on our operations;

•
major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues and/or increased expenses, particularly if we experience a significant privacy breach;

•	recent federal financial regulatory reform provisions that could pose certain risks to our operations;

•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s, and Fitch;

•	our entry into new markets and businesses; and

•
other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time-to-time. We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact: Rohan Pai 973-948-1364 Rohan.Pai@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com